UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2006

The Tube Media Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52067	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 12, 2006, Patrick LaPlatney, the Company’s chief executive officer and director, loaned the Company $20,000, and on October 23, 2006, Michael Brauser, the Company’s director, loaned the Company $40,000. The Company issued convertible promissory notes to each of Mr. LaPlatney and Mr. Brauser in the principal amounts of $20,000 and $40,000 on October 12 and October 23, 2006, respectively. Interest accrues on Mr. LaPlatney’s note and Mr. Brauser’s note at respective rates of 10% and 8% per annum. If an event of default, as defined in each note, occurs and, if susceptible to cure is not cured within 10 days, the annual interest rate will increase to 15% under each of the notes, subject to applicable law. All principal and interest accruing under each note is due December 31, 2006; provided, however, if the Company completes a financing in an amount exceeding $1 million prior to December 31, 2006, each note will become immediately due and payable. Upon an event of default under each note, at the option of the holder, the remaining unpaid principal and interest shall be immediately due and payable. Upon an event of default, each note will also become convertible at the option of the holder for any outstanding and unpaid principal and accrued interest thereon at a conversion price of $2.25 per share, subject to adjustment. An event of default occurs under each note upon, among other things, (i) the failure of the Company to pay any installment of principal or interest due under each note and such failure continues for a period of 10 days, (ii) the delisting of the common stock from the Over-the-Counter Bulletin Board, (iii) any money judgment, writ or similar final process is entered or filed against the Company or any of its property or other assets for more than $500,000 and remains unvacated, unbonded or unstayed for a period of 45 days, (iv) a default of the Company under any one or more obligations in an aggregate monetary amount in excess of $500,000 for more than twenty days, unless the Company is contesting the validity of the obligation in good faith, (v) the Company makes an assignment for the benefit of creditors, or applies for a consent to the appointment of a receiver or trustee for it or for a substantial part of its business or property or a receiver or trustee is otherwise appointed, and (vi) any bankruptcy, insolvency, reorganization or liquidation proceeding, or the issuance of any notice in relation to such event, for the relief of debtors is instituted by or against the Company and if instituted against the Company is not dismissed within 45 days of initiation.

Item 9.01 Financial Statements and Exhibits

10.1 Convertible Note dated October 12, 2006 issued by the Company to Patrick LaPlatney.

10.2 Convertible Note dated October 23, 2006 issued by the Company to Michael Brauser.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2006	THE TUBE MEDIA CORP.

	By:	/s/ Celestine F. Spoden
	Name:	Celestine F. Spoden
	Title:	Chief Financial Officer

Exhibit Index

10.1 Convertible Note dated October 12, 2006 issued by the Company to Patrick LaPlatney.

10.2 Convertible Note dated October 23, 2006 issued by the Company to Michael Brauser.